U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES ESCHANGE ACT OF 1934

                      Date of Report  July 18, 2003

                    ART'S-WAY MANUFACTURING CO., INC.
          (Exact Name of Registrant As Specified In Its Charter)


      Delaware                        0-05131              42-0920725
(State or Other Jurisdiction of     (Commission           (IRS Employer
Incorporation or Organization)        File No.)            Identification
                                                            Number)

                                  P.O. Box 288
                                  Armstrong, IA                      50514
                        (Address of Principal Executive Offices)   (Zip Code)

                                 (712) 864-3131
                               (Telephone Number)

                                 Not Applicable
          (Former name or former address, if changed since last report.)


Art's-Way Manufacturing Co., Inc.
Form 8-K
July 18, 2003

Item 5.  Other Events and Regulation FD Disclosure.

Art's-Way Announces Agreement With OBECO

Art's-Way Manufacturing Co., Inc. announces that it has entered into an agreement to purchase OBECO Incorporated, a manufacturer of steel truck bodies located in Cherokee, Iowa. The agreement includes the purchase of real estate, all inventory, intellectual materials, machinery, tooling, fixtures and the company name. The name of the Company will change to Cherokee Truck Bodies, Incorporated, but the truck bodies will continue to be sold under the recognized name OBECO. The company will continue to be located in Cherokee, Iowa.

The United States Bankruptcy Court has approved the sale and the anticipated closing date for the acquisition is set for July 25, 2003. It is anticipated that this transaction will cost approximately $500,000.

This acquisition fits in with Art's-Way metal fabrication capability and provides diversification to its agricultural implement product offerings. We believe this action will facilitate growing the business and improving shareholder value.

Art's-Way is primarily engaged in the fabrication and sale of metal products in the agricultural sector of the United Stated economy. Major products offerings include animal feed processing equipment, sugar beet and potato harvesting equipment, land maintenance equipment, finished mowing and crop shredding equipment, and seed planting equipment. A significant part of the Company's business is supplying tillage, hay blowers and finish mowers to several original equipment manufactures (OEM's). After market service parts availability is also an important part of the Company's business.